Exhibit D
JOINT FILING STATEMENT
I, the undersigned, hereby express my agreement that the attached Schedule 13D/A (and any amendments thereto) relating to the Common Stock of Zalicus, Inc. is filed on behalf of each of the undersigned.
Dated: October 31, 2011

MPM BIOVENTURES III, L.P.		MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P.,	By:	MPM BioVentures III GP, L.P.,
	its General Partner		its General Partner

By:	MPM BioVentures III LLC,	By:	MPM BioVentures III LLC,
	its General Partner		its General Partner

By:	/s/ Luke Evnin Name: Luke Evnin	By:	/s/ Luke Evnin Name: Luke Evnin
	Title: Series A Member		Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.		MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P.,	By:	MPM BioVentures III GP, L.P.,
	its General Partner		in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC,	By:	MPM BioVentures III LLC,
	its General Partner		its General Partner

By:	/s/ Luke Evnin Name: Luke Evnin	By:	/s/ Luke Evnin Name: Luke Evnin
	Title: Series A Member		Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003		MPM BIOVENTURES III GP, L.P.
BVIII LLC
		By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Luke Evnin Name: Luke Evnin	By:	/s/ Luke Evnin Name: Luke Evnin
	Title: Manager		Title: Series A Member

MPM BIOVENTURES III LLC		MPM ASSET MANAGEMENT LLC

By:	/s/ Luke Evnin Name: Luke Evnin	By:	/s/ Luke Evnin Name: Luke Evnin
	Title: Series A Member		Title: Member

	/s/ Luke Evnin Luke Evnin		/s/ Ansbert Gadicke Ansbert Gadicke

	/s/ Nicholas Galakatos Nicholas Galakatos		/s/ Michael Steinmetz Michael Steinmetz

	/s/ Kurt Wheeler Kurt Wheeler		/s/ Nicholas Simon III Nicholas Simon III

/s/ Dennis Henner Dennis Henner